UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 19, 2015

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On November 19, 2015, NeuLion, Inc. (the “Company”) executed a Conversion and Settlement Agreement (the “Agreement”) with the holders of its Class 3 and Class 4 Preference Shares (collectively, the “Preference Shares”), whereby these holders agreed to convert their Preference Shares for shares of common stock of the Company on a 1-to-1 basis and for aggregate consideration totaling $4,130,600.  The consideration of $4,130,600 was paid in the form of 8,176,210 shares of common stock of the Company (the “Additional Shares”), with the number of shares received calculated based on the five-day volume weighted average price of the Company’s common stock immediately prior to conversion.  This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

The holders of the 17,176,818 issued and outstanding Class 3 Preference Shares received in the aggregate an equal number of shares of the Company’s common stock as well as 5,737,691 Additional Shares.  The holders of the 10,912,265 issued and outstanding Class 4 Preference Shares received in the aggregate an equal number of shares of the Company’s common stock as well as 2,438,519 Additional Shares.  The Company issued a total of 36,265,293 shares of its common stock.

The holders of the Class 3 Preference Shares were JK&B Capital V Special Opportunities Fund, L.P. (“JK&B Special Opp.”) and JK&B Capital V, L.P. (“JK&B Capital”), both of which are controlled by Company director David Kronfeld, and The Gabriel A. Battista Revocable Trust Under a Trust Declaration dated August 22, 2006, which is controlled by Company director Gabriel A. Battista.  The holders of the Class 4 Preference Shares were JK&B Special Opp. and JK&B Capital. Charles B. Wang, the Chairman of the Board of the Company, has a pecuniary interest of 85% in, but does not exercise control over, JK&B Special Opp. Mr. Wang is married to Nancy Li, the Executive Vice President and a director of the Company.

As a result of the transaction, the Company currently has no Preference Shares issued and outstanding.

Item 3.02                 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 3.02.  The issuance of the shares of common stock of the Company was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, and was made without general solicitation or advertising.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number                     Description

10.1
Conversion and Settlement Agreement, dated as of November 19, 2015, by and between NeuLion, Inc., JK&B Capital V, L.P., JK&B Capital V Special Opportunity Fund, L.P. and The Gabriel A. Battista Revocable Trust Under a Trust Declaration dated August 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: November 19, 2015	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit Number	Description

10.1
Conversion and Settlement Agreement, dated as of November 19, 2015, by and between NeuLion, Inc., JK&B Capital V, L.P., JK&B Capital V Special Opportunity Fund, L.P. and The Gabriel A. Battista Revocable Trust Under a Trust Declaration dated August 22, 2006